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                                                                   EXHIBIT 10.1

                           THE DELTA AIR LINES, INC.
                          INCENTIVE COMPENSATION PLAN
                        AS AMENDED THROUGH JULY 24, 1997


ARTICLE 1.   ESTABLISHMENT AND PURPOSE

     1.1 ESTABLISHMENT OF THE PLAN. Delta Air Lines, Inc., a Delaware corporation (the "Company"), hereby establishes an annual incentive compensation plan to be known as "The Delta Air Lines, Inc. Incentive Compensation Plan" (the "Plan"), as set forth in this document. The Plan permits annual cash awards to Employees of the Company, based on the achievement of pre-established performance goals.

     The Plan shall become effective as of July 1, 1994 (the "Effective Date") and shall remain in effect until terminated as provided in Article 12 herein.

     1.2 PURPOSE. The purposes of the Plan are to: (a) increase the incentives to Participants to achieve annual goals that are within group and/or individual control, and are considered key to the Company's success; (b) encourage teamwork among Participants in various segments of the Company; and (c) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved.

ARTICLE 2.   DEFINITIONS.

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

     "AFFILIATE" AND "ASSOCIATE" have the respective meanings accorded to such terms in Rule 12b-2 under the Exchange Act as in effect on July 24, 1997.

     "AWARD OPPORTUNITY" means the various levels of incentive award payouts which a Participant may earn under the Plan, including Target Incentive Awards, as established by the Committee pursuant to Sections 5.1 and 5.2 herein.

     "BENEFICIAL OWNERSHIP". A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," securities pursuant to Rule 13d-3 under the Exchange Act as in effect on July 24, 1997.

     "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

     "CHANGE IN CONTROL" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

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                  (a) Any Person (other than an Excluded Person) acquires,
              together with all Affiliates and Associates of such Person, Beneficial Ownership of securities representing 20% or more of the combined voting power of the Voting Stock then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an acquisition of Voting Stock by the Company which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; provided, that if a Person shall become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

                  (b) During any period of two consecutive years (not including any period prior to July 24, 1997), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting the Board;

                  (c) A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the

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              members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (d) The shareholders of the Company approve (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         Notwithstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to a Participant, if Participant is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on July 24, 1997, which consummates the Change in Control transaction. In addition, for purposes of the definition of "Change in Control" a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     "CODE"   means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" means a committee of two (2) or more individuals, all of whom shall be "outside directors" within the meaning of the Regulations under Code
Section 162(m), appointed by the Board to administer the Plan, pursuant to
Article 3 herein.

     "DISABILITY" means a disability which would qualify the Participant for Long-Term Disability benefits as defined in Section 4.03 of the Delta Family-Care Disability and Survivorship Plan, as may be amended from time to time.


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     "EFFECTIVE DATE" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

     "EMPLOYEE" means a full-time, salaried employee of the Company, including any Subsidiary of the Company.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCLUDED PERSON" means (i) the Company; (ii) any of the Company's Subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause
(iv).

     "EXECUTIVE OFFICER" means a Participant who, as of the last day of the applicable Plan Year, is an officer of the Company at or above the level of Senior Vice President.

     "FINAL AWARD" means the actual award earned during a Plan Year by a Participant, as determined by the Committee.

     "HOLDING COMPANY" means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock.

     "PARTICIPANT" means an Employee who is actively participating in the Plan.

     "PERSON" means an individual, corporation, partnership, association, trust or any other entity or organization.

     "PLAN YEAR" means the Company's fiscal year.

     "REFERENCE INCENTIVE COMPENSATION AWARD" means the greater of the annual Target Incentive Award (a) for the Company's most recently completed fiscal year prior to the Change in Control; and (b) for the Company's fiscal year that includes the Change in Control. For purposes of this definition, the annual Target Incentive Award for a Participant with respect to any fiscal year shall be determined by multiplying the target salary percentage applicable to Participant for


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such fiscal year by the regular annual rate of pay which such Participant is receiving as annual salary immediately prior to the Change in Control.

     "RETIREMENT" shall have the meanings ascribed to Early, Normal or Deferred Retirement in the Company's defined benefits tax-qualified retirement pension plan applicable to the Participant.

     "SUBSIDIARY" of any Person means any other Person of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TARGET INCENTIVE AWARD" means the award which may be paid to a Participant when "targeted" performance results, as established by the Committee, are attained.

     "VOTING STOCK" means securities of the Company entitled to vote generally in the election of members of the Board.

ARTICLE 3.   ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall initially be administered by the Personnel, Compensation & Nominating Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, must be members of, and shall serve at the discretion of, the Board.

     3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Award Opportunities and Final Awards; determine the terms and conditions of Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder.

     3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

ARTICLE 4.   ELIGIBILITY AND PARTICIPATION

     4.1 ELIGIBILITY. All Employees who are deemed by the Committee to be key employees shall be eligible to participate in the Plan for such Plan Year.


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     4.2 PARTICIPATION. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall determine participation in the Plan based upon the criteria set forth in Section 4.1 herein. Employees who are chosen to participate in the Plan in any given Plan Year shall be so notified in writing, and shall be apprised of the performance measure(s), performance goal(s), and related Award Opportunities for the relevant Plan Year, as soon as is practicable.

     4.3 PARTIAL PLAN YEAR PARTICIPATION. An Employee who becomes eligible after the beginning of a Plan Year may participate in the Plan for that Plan Year; however, such Employee's Target Incentive Award shall be prorated to reflect his or her months of participation during the Plan Year. Such situations may include, but are not limited to (a) new hires; (b) when an Employee is promoted to a position which meets the eligibility criteria; or (c) when an Employee is transferred from an affiliate which does not participate in the Plan.

     The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Plan Year of eligibility for any of the aforementioned Employees.

     4.4 NO RIGHT TO PARTICIPATE. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having previously participated in the Plan.

ARTICLE 5.   AWARD DETERMINATION

     5.1 PERFORMANCE MEASURES AND PERFORMANCE GOALS. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall select performance measures and shall establish in writing performance goals for that Plan Year. Except as provided in Article 8 herein, the performance measures may be based on any combination of corporate, divisional, and/or individual goals.

     For each Plan Year, the Committee shall establish ranges of attainment of the performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award may be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.

     After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Plan Year will determine the Final Awards. Except as provided in Article 8 herein, the Committee shall have the authority to exercise discretion in the determination of Final Awards.

     The Committee may establish one or more Company-wide performance measures which must be achieved for any Participant to receive a Final Award payment for that Plan Year.


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     Following the completion of each Plan Year, if the performance goals were met, the Committee shall certify in writing prior to payment of Final Awards that the performance goals for such Plan Year were satisfied.

     5.2 AWARD OPPORTUNITIES. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities may vary in relation to the job classification of each Participant or among Participants in the same job classification. Except as provided in Article 8 herein, in the event a Participant changes job levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

     5.3 ADJUSTMENT OF PERFORMANCE GOALS AND AWARD OPPORTUNITIES. Once established, performance goals normally shall not be changed during the Plan Year. However, except as provided in Article 8 herein, if the Committee determines in its sole discretion that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the Plan Year as such goals apply to the Award Opportunities of specified Participants.

     Notwithstanding any other provision of this Plan, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, any such adjustment shall not be made if it would eliminate the ability of Award Opportunities held by Executive Officers to qualify for the "performance-based compensation" exception under Code Section 162(m).

     5.4 FINAL AWARD DETERMINATIONS. As soon as practicable after the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established corporate, divisional, and/or individual performance goals. Except as provided in Article 8 herein, the Committee shall have discretion to increase, reduce or eliminate any or all Final Awards that otherwise would be paid; provided however, the Committee may determine prior to the end of the Plan year that it will not exercise such discretion.

     5.5 AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each Plan Year. The guidelines may be expressed as a percentage of


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Company-wide goals of financial measures, or such other measures as the
Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one Plan Year shall be one million five hundred thousand dollars ($1,500,000).

     5.6 THRESHOLD LEVELS OF PERFORMANCE. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.

ARTICLE 6.   PAYMENT OF FINAL AWARDS

     6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by a Participant pursuant to Section 6.2 herein, or deferral of all or a portion of a Participant's Final Award is required by Section 6.3, each Participant's Final Award shall be paid in cash, in one lump sum, within seventy-five (75) days after the end of each Plan Year.

     6.2 VOLUNTARY DEFERRAL OF FINAL AWARD PAYOUTS. A Participant may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of the Company's Executive Deferred Compensation Plan.

     6.3 DEFERRAL OF FINAL AWARD PAYOUTS. In the event that all or a portion of a Participant's Final Award is not deductible by the Company due to limits contained in Code Section 162(m) or any successor Code Section, the Committee may, in its discretion, require that payment of the nondeductible portion of such Final Award shall be deferred until such time as it may be deducted by the Company, subject to such terms and conditions as the Committee determines to be appropriate. Rates of interest on such deferred amounts shall be determined by the Committee in a manner consistent with the requirements of Code Section 162(m) and the Regulations thereunder.

     6.4 UNSECURED INTEREST. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

ARTICLE 7.   TERMINATION OF EMPLOYMENT

     7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. In the event Participant's employment is terminated by reason of death, Disability, or Retirement, the Final Award determined in accordance with
Section 5.4 herein shall be reduced to reflect participation prior to termination only. The reduced award shall be determined by multiplying said Final Award by a fraction, the numerator of which is the number of days of employment in the Plan Year through the date of employment termination, and the denominator of which is three hundred sixty-five (365). In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied.


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     The Final Award thus determined shall be paid within seventy-five (75)
days following the end of the Plan Year in which employment termination occurs.

     7.2 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event a Participant's employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), the Participant's opportunity to receive a Final Award for the Plan Year then in progress shall be forfeited. Except as provided in Article 8 herein, the Committee, in its sole discretion, may pay a prorated award for the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Committee.

ARTICLE 8.   EXECUTIVE OFFICERS

     8.1 APPLICABILITY OF ARTICLE 8. The provisions of this Article 8 shall apply only to Executive Officers. Except as provided in Article 11 herein, in the event of any inconsistencies between this Article 8 and the other Plan provisions as they pertain to Executive Officers, the provisions of this
Article 8 shall control.

     8.2 ESTABLISHMENT OF AWARD OPPORTUNITIES. Except as provided in Section
8.7 herein, Award Opportunities for Executive Officers shall be established as a function of each Executive Officer's Base Salary (as defined below). No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, various levels of Final Awards which may be paid with respect to specified levels of attainment of the pre-established performance goals.

     For purposes of this Article 8, "Base Salary" shall mean, as to any specific Plan Year, a Participant's regular annual salary rate as of the last day of the Plan Year. Regular salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company, but shall not include any payments under this Plan, the 1989 Stock Incentive Plan, or any other bonuses, incentive pay, or special awards.

     8.3 COMPUTATION OF FINAL AWARDS. Each Executive Officer's Final Award shall be based on: (a) the Executive Officer's Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company performance in relation to the pre-established performance goals. Except as provided in Section 8.7 herein, performance measures which may serve as determinants of Executive Officers' Award Opportunities shall be limited to the Company's Pretax Income, Net Income, Earnings Per Share, Revenues, Expenses, Return on Assets, Return on Equity, Return on Investment, Net Profit Margin, Operating Profit Margin, Operating Cash Flow, Total Shareholder Return, Capitalization, Liquidity, Results of Customer Satisfaction Surveys, and other measures of Quality, Safety, Productivity or Process Improvement. Such performance goal may be determined solely by reference to the performance of the Company, a Subsidiary of the Company, or a division or unit of either of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. In


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establishing a performance goal, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other non-recurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by the Financial Accounting Standards Board.

     8.4 NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in
Section 8.7 herein, each Executive Officer's Final Award shall be based exclusively on the Award Opportunity levels established by the Committee pursuant to Section 8.2 above.

     8.5 NONADJUSTMENT OF PERFORMANCE GOALS. Except as provided in Section 8.7 herein, performance goals shall not be changed following their establishment, and Executive Officers shall not receive any payout when the minimum performance goals are not met or exceeded.

     8.6 INDIVIDUAL PERFORMANCE AND DISCRETIONARY ADJUSTMENTS. Except as provided in the second sentence of this Section 8.6 and in Section 8.7 herein, subjective evaluations of individual performance of Executive Officers shall not be reflected in their Final Awards. However, the Committee shall have the discretion to reduce or eliminate the amount of the Final Award otherwise payable to an Executive Officer.

     8.7 POSSIBLE MODIFICATIONS. If, on the advice of the Company's counsel, the Committee determines that Code Section 162(m) and the Regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to Award Opportunities granted to Executive Officers pursuant to this Article 8, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such Award Opportunities as is consistent with such advice and the terms of this Plan, and, to the extent permitted by such advice, without regard to the restrictive provisions of this Article 8.

     In addition, in the event that changes are made to Code Section 162(m) or the Regulations thereunder to permit greater flexibility with respect to any Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the Plan and, to the extent of such changes, without regard to the restrictive provisions of this Article 8.

ARTICLE 9.   RIGHTS OF PARTICIPANTS

     9.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary of the Company.

     9.2 NONTRANSFERABILITY. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.


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ARTICLE 10.   BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. Beneficiary designations filed with respect to predecessor plans prior to the adoption of this Plan shall be effective with respect to this Plan. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11.   CHANGE IN CONTROL

     Upon the occurrence of a Change in Control while a Participant is employed by the Company, the Company shall promptly thereafter pay in cash to each such Participant his Reference Incentive Compensation Award, prorated to reflect the portion of the fiscal year elapsed through the date of the Change in Control. This payment shall discharge all liabilities of the Company to Participant under the Plan with respect to the portion of the fiscal year elapsed through the date of such Change in Control.

ARTICLE 12.   AMENDMENTS

     The Committee or the Board, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary as the case may be) to a payment or distribution hereunder to which he or she is entitled.

ARTICLE 13.   MISCELLANEOUS

     13.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Georgia.

     13.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any foreign, Federal, state, or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Article 6, the Company may require that the Participant pay or agree to withholding for any


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foreign, Federal, state or local income or other taxes which may be imposed on any amount deferred.



                                       ----------------------------------------
                                       Robert S. Harkey
                                       Senior Vice President - General Counsel
                                        & Secretary


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